Entergy Systems and Service, Inc.
Statement of Operations
Year-to-Date   October 31, 1996
(Unaudited)

Revenue                                         $   19,611,651.00

Operating Expense                                   20,543,524.00
                                                   --------------
Gross Margin                                          (931,873.00)

Selling Expense                                     12,661,111.00
Marketing                                            1,668,170.00
Administrative & General Expense                    15,335,452.00
Other Expense/Income                                 5,683,362.00
                                                   --------------
Net Operating Profit (Loss) Before Taxes           (36,279,968.00)

Income taxes                                       (12,590,746.00)
                                                   --------------
Net Profit (Loss)                               $  (23,689,222.00)
                                                   ==============
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Entergy Systems and Service, Inc.
Balance Sheet
October 31, 1996
(Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                    $   23,321,243.99
   Accounts receivable                               1,794,716.44
   Other current assets                                198,078.47
      Total current assets                          25,314,038.90
                                                   --------------
Investments:
   Investment in SASI, Inc.                              -
   Note receivable - SASI, Inc.                      2,430,000.00
   HES service contracts, net                        3,296,341.75
                                                   --------------
      Total investments                              5,726,341.75
                                                   --------------
Fixed Assets:
   Furniture and equipment, net                     11,575,694.87
   Intangible assets, net                              372,601.02
   Equipment inventory held for installation        25,905,013.48
   Installations in process                          6,022,360.95
   Installed equipment                              53,941,952.30
                                                   --------------
      Total fixed assets                            97,817,622.62
                                                   --------------
Deferred Debits:
   Miscellaneous deferred debits                     9,563,996.42
   SASI technology                                   8,611,117.55
   Deferred income taxes                             5,653,038.16
   Other assets, net                                 2,438,505.36
                                                   --------------
      Total deferred debits                         26,266,657.49
                                                  ---------------
      TOTAL ASSETS                              $  155,124,660.76
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Entergy Systems and Service, Inc.
Balance Sheet
October 31, 1996
(Unaudited)

LIABILITIES AND CAPITAL

Current & accrued liabilities:
   Accounts payable                             $      734,197.24
   Accrued liabilities                               5,791,464.81
   Current portion of capital lease obligations        114,309.89
                                                   --------------
      Total current & accrued liabilities            6,639,971.94
                                                   --------------
Long-term liabilities:
   Note payable - Entergy Corp.                          -
   Capital lease obligations                            91,793.78
   Other long-term liabilities                       6,386,586.00
                                                   --------------
      Total long-term liabilities                    6,478,379.78
                                                   --------------
Deferred Credits:
   Service contract revenue                         48,899,595.36
                                                   --------------
      Total deferred credits                        48,899,595.36
                                                   --------------
Capital:
   Common stock, no par value,
   50,000 shares authorized,
   13,500 shares issued and outstanding             13,500,000.00
   Paid in capital                                 150,000,000.00
   Accumulated deficit                             (70,393,286.32)
                                                  ---------------
      Total capital                                 93,106,713.68
                                                  ---------------
      Total liabilities and capital             $  155,124,660.76
                                                  ===============
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